Exhibit 99.1

Otelco Reports First Quarter Results

ONEONTA, Ala.--(BUSINESS WIRE)--May 5, 2015--Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its first quarter ended March 31, 2015. Key highlights for Otelco include:

  Total revenues of $17.6 million for first quarter 2015.
  Operating income of $4.5 million for first quarter 2015.
  Adjusted EBITDA (as defined below) of $8.0 million for first quarter 2015.

“Otelco’s first quarter 2015 results produced our best Adjusted EBITDA since we restructured our balance sheet in second quarter 2013,” said Rob Souza, President and Chief Executive Officer of Otelco. “While the increase in our annual CoBank dividend was a significant part of the growth in Adjusted EBITDA compared to first quarter of last year, the network and operational improvements initiated during 2014 are continuing to have a positive impact on our earnings both sequentially and year-over-year. We will continue to focus on finding both infrastructure and operational improvements in 2015.

“Our business access line equivalents grew during first quarter and now represent more than 53% of our total access line equivalents,” continued Souza. “Both our Hosted PBX product and Classifax offering grew this quarter, as did our wholesale network offering. Hosted PBX now accounts for more than 34% of our CLEC voice lines.

“Reliable Networks continues to experience growth as it enters its second year as part of Otelco,” Souza noted. “The continued market growth and visibility of private/hybrid cloud services and our focus on mission critical applications positions Otelco to expand our penetration of the needs of our current customers, as well as new customers well beyond our New England roots.

“Otelco has continued to reduce its long-term debt each quarter, which also has reduced our interest expense,” added Souza. “During first quarter, our debt was reduced 2.4% to $109.5 million. Our cash balance at March 31, 2015, was $7.7 million.”

	First Quarter 2015 Financial Summary
	(Dollars in thousands, except per share amounts)
	(Unaudited)

		Three Months Ended March 31,		Change
		2014	2015	Amount	Percent
	Revenues	$18,782	$17,643	$(1,139)	(6.1)%
	Operating income	$3,973	$4,508	$535	13.5%
	Interest expense	$(2,322)	$(2,048)	$(274)	(11.8)%
	Net income	$1,394	$2,135	$741	53.2%
	Net income per share	$0.45	$0.66	$0.21	46.7%
	Diluted net income per share	$0.45	$0.65	$0.20	44.4%

	Adjusted EBITDA(1)	$7,530	$7,990	$460	6.1%
	Capital expenditures	$1,415	$1,485	$70	4.9%

	Reconciliation of Adjusted EBITDA to Net Income

		Three Months ended March 31,
		2014	2015
	Net income	$1,394	$2,135
	Add: Depreciation	2,343	1,914
	Interest expense	2,083	1,823
	Interest expense - amortized loan cost	239	225
	Income tax expense	911	1,388
	Amortization - intangibles	442	335
	Stock-based compensation (earn out)	112	125
	Stock-based compensation (senior management)	-	36
	Other excluded expense	-	3
	Loan fees	6	6
	Adjusted EBITDA(1)	$7,530	$7,990

(1)

Adjusted EBITDA is defined as consolidated net income plus interest expense, depreciation and amortization, income taxes and certain other fees, expenses or non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Otelco Inc. - Key Operating Statistics
	(Unaudited)
						% Change
		As of	December 31,		March 31,	from
			2013	2014	2015	December 31, 2014
	Business/Enterprise
	CLEC
	Voice lines		21,149	19,324	19,148	(0.9)%
	HPBX seats		8,453	10,029	10,148	1.2%
	Data lines		2,725	3,313	3,425	3.4%
	Wholesale network lines		2,817	2,968	3,036	2.3%
	Classifax		-	80	92	15.0%
	RLEC
	Voice lines		12,349	15,506	15,438	(0.4)%
	Data lines		1,594	1,587	1,580	(0.4)%
	Access line equivalents (1)		49,087	52,807	52,867	0.1%

	Residential
	CLEC
	Voice lines		339	275	262	(4.7)%
	Data lines		416	363	353	(2.8)%
	RLEC
	Voice lines		28,323	25,569	24,944	(2.4)%
	Data lines		20,566	20,206	20,261	0.3%
	Access line equivalents(1)		49,644	46,413	45,820	(1.3)%

	Otelco access line equivalents (1)		98,731	99,220	98,687	(0.5)%

	Cable, IPTV & satellite		4,164	3,852	3,806	(1.2)%
	Security systems		174	243	270	11.1%
	Other internet lines		3,750	3,202	3,100	(3.2)%

(1)

We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR FIRST QUARTER 2015:

Revenues

Total revenues decreased 6.1% in the three months ended March 31, 2015, to $17.6 million from $18.8 million in the three months ended March 31, 2014. The decrease in residential RLEC access line equivalents and revenue decreases due to the FCC’s Intercarrier Compensation reform order (the “FCC’s order”) account for the majority of the decline. The table below provides the components of our revenues for the three months ended March 31, 2015, compared to the same period of 2014.

	Three Months Ended March 31,		Change
	2014	2015	Amount	Percent
	(dollars in thousands)
Local services	$6,772	$6,284	$(488)	(7.2)%
Network access	6,195	5,480	(715)	(11.5)
Internet	3,561	3,608	47	1.3
Transport services	1,326	1,344	18	1.4
Cable television	731	711	(20)	(2.7)
Managed services	197	216	19	9.6
Total	$18,782	$17,643	$(1,139)	(6.1)

Local services revenue decreased 7.2% in the quarter ended March 31, 2015, to $6.3 million from $6.8 million in the quarter ended March 31, 2014. The decline in RLEC residential voice access lines, the impact of the FCC’s order which reduces or eliminates intrastate and local cellular revenue, and CLEC market pricing accounted for a decrease of $0.3 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as network access revenue. The decline in long distance, directory and special revenue accounted for a decrease of $0.2 million. Growth in Hosted PBX revenue was offset by the decline in one-time fiber installation revenue. Network access revenue decreased 11.5% in the first quarter 2015 to $5.5 million from $6.2 million in the quarter ended March 31, 2014. The Connect America Fund and access recovery fees increased by $0.1 million. This increase was more than offset by lower state and special access charges of $0.5 million and lower user-based fees and switched access of $0.3 million. Internet revenue increased 1.3% from less than $3.6 million in the three months ended March 31, 2014, to more than $3.6 million in the three months ended March 31, 2015. Transport services revenue was $1.3 million in both the quarters ended March 31, 2015 and 2014, but reflecting a 1.4% increase in revenue. Cable, IP and satellite television revenue was $0.7 million in both the quarters ended March 31, 2015 and 2014, but reflecting a 2.8% decrease in revenue. Increases in security and pay-per-view revenue were more than offset by cable subscriber attrition. Cloud hosting and managed services revenue increased 9.6% from less than $0.2 million in the three months ended March 31, 2014, to more than $0.2 million in the three months ended March 31, 2015.

Operating Expenses

Operating expenses in the three months ended March 31, 2015, decreased 11.3% to $13.1 million from $14.8 million in the three months ended March 31, 2014. Cost of services decreased 12.1% to $8.3 million in the quarter ended March 31, 2015, from $9.4 million in the quarter ended March 31, 2014. Network circuit and toll costs decreased $0.5 million; customer service and sales expense decreased $0.3 million; and central office and colocation expense decreased $0.1 million in first quarter 2015 when compared to first quarter 2014 as a result of network reductions implemented during 2014. Service performance credits received in Maine increased $0.2 million in first quarter 2015 when compared to first quarter 2014. Selling, general and administrative expenses were unchanged at $2.6 million in the three months ended March 31, 2015 and 2014. Operating taxes increased $0.1 million in first quarter 2015, reflecting a one-time credit in the same period of 2014. Other general and administrative expenses decreased by $0.1 million. Depreciation and amortization for first quarter 2015 decreased 19.2% to $2.2 million from $2.8 million in first quarter 2014. Depreciation decreased by $0.1 million in Missouri and by $0.4 million in the CLEC. The amortization of other intangible assets in New England decreased $0.1 million.

Interest Expense

Interest expense in the three months ended March 31, 2015, decreased 11.8% to $2.0 million from $2.3 million in the three months ended March 31, 2014. While the interest rate remained constant, the lower outstanding loan principal accounted for the decrease.

Other Income

The Company receives an annual dividend from CoBank, one of its lenders, during first quarter. For 2015, the dividend of $1.1 million, including patronage capital extinguishment, was $0.4 million higher than for 2014.

Adjusted EBITDA

Based on the changes noted above, Adjusted EBITDA increased $0.5 million to $8.0 million for the three months ended March 31, 2015, when compared to $7.5 million in the same period in 2014. The higher CoBank dividend in 2015 accounted for the majority of the increase. Adjusted EBITDA was $6.6 million in the fourth quarter of 2014. Stock-based compensation and other excluded expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of first quarter 2014 and 2015 Adjusted EBITDA to net income.

Balance Sheet

As of March 31, 2015, the Company had cash and cash equivalents of $7.7 million compared to $5.1 million at the end of 2014. During first quarter 2014, the Company reduced its credit facility balance by $2.7 million through voluntary and required quarterly payments to $109.5 million. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $1.5 million for first quarter 2015 compared to $1.4 million in the same period in 2014.

First Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, May 6, 2015, at 11:30 a.m. (Eastern Time). To participate in the call, participants should dial (719) 325-2495 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 3717127.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share par value and share amounts)
(unaudited)

	December 31,	March 31,
	2014	2015
Assets
Current assets
Cash and cash equivalents	$5,082	$7,717
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $229 and $174, respectively	3,732	3,416
Unbilled receivables	1,675	1,668
Other	1,931	1,904
Materials and supplies	1,915	2,315
Prepaid expenses	3,441	1,758
Total current assets	17,776	18,778

Property and equipment, net	51,237	50,718
Goodwill	44,976	44,976
Intangible assets, net	3,178	2,940
Investments	1,870	1,864
Deferred financing costs, net	1,161	936
Other assets	471	398
Total assets	$120,669	$120,610

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,104	$1,130
Accrued expenses	5,054	5,351
Advance billings and payments	1,410	1,413
Deferred income taxes	53	53
Customer deposits	70	77
Current maturity of long-term notes payable	6,665	9,379
Total current liabilities	14,356	17,403

Deferred income taxes	24,027	24,027
Advance billings and payments	681	668
Other liabilities	142	133
Long-term notes payable, less current maturities	105,470	100,090
Total liabilities	144,676	142,321

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,881,154 and 3,006,526, respectively	29	30
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	3,519	3,679
Retained deficit	(27,557)	(25,422)
Total stockholders' deficit	(24,007)	(21,711)
Total liabilities and stockholders' deficit	$120,669	$120,610

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2015

Revenues	$18,782	$17,643

Operating expenses
Cost of services	9,397	8,257
Selling, general and administrative expenses	2,627	2,630
Depreciation and amortization	2,785	2,249
Total operating expenses	14,809	13,136

Income from operations	3,973	4,507

Other income (expense)
Interest expense	(2,322)	(2,048)
Other income	654	1,064
Total other expenses	(1,668)	(984)

Income before income tax	2,305	3,523
Income tax expense	(911)	(1,388)

Net income	$1,394	$2,135

Weighted average number of common shares outstanding:
Basic	3,103,728	3,239,306
Diluted	3,103,728	3,281,106

Basic net income per common share	$0.45	$0.66

Diluted net income per common share	$0.45	$0.65

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2015
Cash flows from operating activities:
Net income	$1,394	$2,135
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	2,343	1,914
Amortization	442	335
Amortization of loan costs	239	225
Provision for uncollectible accounts receivable	103	67
Stock-based compensation	-	161
Changes in operating assets and liabilities
Accounts receivable	(418)	283
Material and supplies	11	(400)
Prepaid expenses and other assets	211	1,756
Accounts payable and accrued expenses	17	323
Advance billings and payments	(30)	(10)
Other liabilities	(12)	(3)

Net cash from operating activities	4,300	6,786

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(1,415)	(1,485)
Purchase of Reliable Networks, net of cash acquired	(500)	-

Net cash used in investing activities	(1,915)	(1,485)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	(5,442)	(2,666)

Net cash used in financing activities	(5,442)	(2,666)

Net increase (decrease) in cash and cash equivalents	(3,057)	2,635
Cash and cash equivalents, beginning of period	9,916	5,082

Cash and cash equivalents, end of period	$6,859	$7,717

Supplemental disclosures of cash flow information:
Interest paid	$2,085	$1,822

Income taxes paid	$333	$2

CONTACT:
Otelco Inc.
Curtis Garner, 205-625-3580
Chief Financial Officer
Curtis@otelcotel.com